                                                                   EXHIBIT 99(1)
                                                                   -------------

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER


         I, Andrew B. Schmitt, President and Chief Executive Officer of Layne Christensen Company (the "Company"), do hereby certify in accordance with 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of thE Sarbanes-Oxley Act of 2002, that:

                  (a) the Company's Annual Report on Form 10-K for the annual period ended January 31, 2003, which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                  (b) the information contained in the Company's Annual Report on Form 10-K for the annual period ended January 31, 2003, which this certification accompanies, fairly presents, in all material aspects, the financial condition and results of operations of the Company.



     Dated: April 3, 2003                  /s/ A. B. SCHMITT
                                           ------------------------------------
                                           Andrew B. Schmitt
                                           President and Chief Executive Officer


The foregoing certification accompanied the Form 10-K filing pursuant to 18 U.S.C. ss. 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.